UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Barton Springs Road, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZ	The Nasdaq Global Select Market
Warrants, exercisable for shares of common stock	CORZW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, on December 21, 2022, Core Scientific Inc. (the “Company”) and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Additional information about the Chapter 11 Cases, including access to Court documents, is available online at cases.stretto.com/CoreScientific/, a website administered by Stretto, Inc., a third-party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

The DIP Credit Agreement

In connection with the Chapter 11 Cases, the Debtors entered into a Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of December 22, 2022 (the “DIP Credit Agreement”), with Wilmington Savings Fund Society, FSB, as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (collectively, the “DIP Lenders”). The DIP Lenders are also holders or affiliates, partners or investors of holders under the Company’s notes sold pursuant to (i) the Secured Convertible Note Purchase Agreement, dated as of April 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Core Scientific, Inc. (as successor of Core Scientific Holding Co.), the guarantors party thereto from time to time, U.S. Bank National Association, as note agent and collateral agent, and the purchasers of the notes issued thereunder, and (ii) the Convertible Note Purchase Agreement, dated as of August 20, 2021, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Core Scientific, Inc. (as successor of Core Scientific Holding Co.), the guarantors party thereto from time to time, U.S. Bank National Association, as note agent and collateral agent, and the purchasers of the notes issued thereunder (collectively, the “Convertible Notes”).

The DIP Lenders will provide new financing commitments to the Company under a new money multiple draw term loan facility (the “New Money DIP Facility”) in an initial aggregate principal amount of up to $75 million, approximately $57 million of which is currently committed to by the initial DIP Lenders, as may be increased from to time after the Closing Date to the extent additional commitments (in an aggregate principal amount not to exceed $75 million) are secured by further syndication. Under the New Money DIP Facility, (i) $37.5 million will be available following Bankruptcy Court approval on an interim basis (the “Interim DIP Order”), and (ii) up to $37.5 million will be available following Bankruptcy Court approval on a final basis (the “Final DIP Order”), subject to obtaining commitments for the full amount of the New Money DIP Facility.

The DIP Credit Agreement provides for a credit facility pursuant to which up to $75 million of aggregate claims of the holders of the Convertible Notes that are DIP Lenders (or affiliates, partners or investors of the DIP Lenders) will, upon entry of the Final DIP Order, automatically be deemed substituted and exchanged for, and converted, into (such conversion, the “Roll Up”) debtor-in-possession loans (the “Roll Up Loans”) (such credit facility, together with the New Money DIP Facility, the “DIP Facility”) on a cashless dollar for dollar basis, in each case, in accordance with and subject to the terms and conditions in the DIP Credit Agreement.

Borrowings under the New Money DIP Facility will bear interest at a rate of 10% which, together with certain fees payable in connection with the DIP Facility, will be payable in kind. Roll Up Loans will not bear interest. The DIP Lenders will receive upfront commitment fees equal to 2% of the aggregate commitments under the New Money DIP Facility when drawn, payable in kind, and exit fees equal to (i) in the case of an acceptable exit roll transaction, (x) 3% of the accreted outstanding principal amount of the New Money Loans at such time, and (y) 2% of the outstanding principal amount of the Roll Up Loans as set forth in the DIP Credit Agreement and (ii) otherwise, (x) 15% of the accreted outstanding principal amount of the New Money Loans at such time and (y) 2% of the outstanding principal amount of the Roll Up Loans at such time as set forth in the DIP Credit Agreement. The DIP Credit Agreement includes milestones, representations and warranties, covenants applicable to the Debtors, and events of default. If an event of default under the DIP Credit Agreement occurs, the Administrative Agent may, among other things, permanently reduce any remaining commitments and declare the outstanding obligations under the DIP Credit Agreement to be immediately due and payable.

The DIP Credit Agreement has a maturity date of June 21, 2023, which can be extended, under certain conditions, by an additional three months to September 21, 2023. The DIP Credit Agreement will also terminate on the date that is the earliest of the following (i) January 25, 2023, if no Final DIP Order is entered (or such later date as may be agreed in writing by the Required Lenders), (ii) the maturity date, (ii) the date of consummation of any transaction pursuant to which all or substantially all of the assets of the Company and the other credit parties will be sold, transferred or otherwise disposed, (iii) the effective date of a plan in the Chapter 11 Cases, and (iv) the date on which all amounts owed thereunder become due and payable and the commitments are terminated.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Restructuring Support Agreement

On December 22, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with certain holders of (x) Convertible Notes and/or (y) DIP Commitments (as defined in the RSA) or loans under the DIP Facility (the “Consenting Creditors”), pursuant to which, among other things, the Consenting Creditors agreed to vote in favor a joint plan of reorganization (the “Plan”) of the Debtors under the Bankruptcy Code. Capitalized terms used but not defined herein have the meanings ascribed to them in the RSA.

The RSA, the accompanying restructuring term sheet, and Plan contemplate, among other things:

•

At emergence, (i) the refinancing of the DIP Facility with third-party exit financing for an amount not to exceed the sum of (a) 112% of the then-outstanding principal amount of the DIP Facility on the Effective Date, and (b) interest, fees, and other amounts arising thereunder or payable pursuant thereto (and in any event an amount sufficient to repay the DIP Facility in full, in cash) or (ii) the rolling of the DIP Facility into 4-year exit term loan facility on the same terms and the issuance of warrants to the DIP lenders for up to 30% of the New Common Shares, subject to dilution by the Management Incentive Plan and warrants issued to holders of general unsecured claims and existing equityholders.

•

The equitization of the Convertible Notes in exchange for 97% of the New Common Shares, subject to dilution by the Management Incentive Plan, the warrants issued in connection with the rolling of the DIP Facility and the warrants issued to holders of general unsecured claims and existing equityholders;

•	The issuance of up to $75 million in New Second Lien Notes to certain holders of Convertible Notes at their option;

•	The issuance of Miner Equipment Takeback Debt to holders of Miner Equipment Financing Claims (for the secured portion of their claims);

•	The reinstatement of secured Non-Miner Financing Claims; and

•	Meaningful recoveries to holders of General Unsecured Claims and existing equity in the form of New Common Shares and warrants exercisable as certain enterprise values are achieved.

The Restructuring Support Agreement also contemplates the following milestones with respect to the chapter 11 cases:

•	No later than 5 days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

•	No later than 35 days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

•	No later than 75 days after the Petition Date, the Company shall have filed with the Bankruptcy Court the Plan and the Disclosure Statement;

•	No later than 150 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order (subject to extension in accordance with the Restructuring Support Agreement); and

•	No later than 165 days after the Petition Date (subject to extension in accordance with the Restructuring Support Agreement), the Plan Effective Date shall have occurred.

The foregoing description of the Restructuring Support Agreement and the transactions and documents contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement as filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the DIP Credit Agreement (as defined above) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2022, the Company received written notice (the “Delisting Notice”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the staff of Nasdaq had determined that the Company’s common stock (the “Securities”) will be delisted from Nasdaq. Trading of the Securities will be suspended at the opening of business on January 3, 2023 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Securities from listing and registration on Nasdaq. In the Delisting Notice, the staff of Nasdaq referenced concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq and public interest concerns related to the Chapter 11 Cases. The Delisting Notice also indicates that the Company may appeal Nasdaq’s determination pursuant to procedures set forth in Nasdaq Listing Rule 5800 Series. The Company is currently evaluating the options available to it in connection with Delisting Notice.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in its Chapter 11 Cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; finalization and receipt of the DIP Facility; satisfaction of any conditions to which the Company’s DIP financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock and the ability of the Company to remain listed on The Nasdaq Global Select Market as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	DIP Credit Agreement

10.2	Restructuring Support Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Date: December 27, 2022	By:	/s/ Todd M. DuChene
Name: Todd M. DuChene
Title: President and Chief Legal Officer